UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
May 6, 2019
Date of Report (Date of earliest event reported)

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

858-587-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QCOM	Nasdaq Stock Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) In recognition of the outstanding efforts of the executive management team, both individually and as leaders of the teams involved, in achieving the recently announced license agreement and chipset supply agreement with Apple, Inc. (“Apple”) and the resolution of the disputes with Apple and its contract manufacturers, on May 6, 2019 and May 8, 2019, the Compensation Committee of the Board of Directors of QUALCOMM Incorporated (the “Company”) granted fully-vested shares of the Company’s common stock to members of the executive management team. In making these grants, the Compensation Committee considered the anticipated long-term stockholder value resulting from these agreements with one of the Company’s key customers. The grants were made under the Company's 2016 Long-Term Incentive Plan, as amended, and are distinct from the increased funding for the Company’s annual non-executive employee cash incentive program discussed on the Company’s fiscal second quarter earnings call.

The grants to the CEO, Interim CFO and other named executive officers were as follows:

Name	Number of Shares
Steve Mollenkopf	40,794
Cristiano R. Amon	24,930
James H. Thompson	19,264
Donald J. Rosenberg	14,165
David E. Wise	2,958

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2019	QUALCOMM Incorporated By: /s/ Michelle M. Sterling__________________ Name: Michelle M. Sterling Title: Executive Vice President, Human Resources